UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2006

Grant Life Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
_____________________ (State or other jurisdiction of incorporation)	_____________ (Commission File Number)	______________ (I.R.S. Employer Identification No.)

3550 Wilshire Blvd., Suite 1700 Los Angeles, CA		90010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(801) 261-8736

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2006 Annual Meeting of Stockholders of Grant Life Sciences, Inc. (the “Company”) the stockholders of the Company, by an affirmative vote of 64% of its outstanding shares of common stock, agreed to the filing of a Certificate of Amendment to the Articles of Incorporation of the Company pursuant to which the Company’s authorized shares of common stock would be increased from 150,000,000 shares to 750,000,000 shares. In accordance with the foregoing, on June 1, 2006 the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, which became effective on June 2, 2006.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description
3.6	Certificate of Amendment to the Articles of Incorporation of Grant Life Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: June 7, 2006   By:  /s/ Don Rutherford
Name: Don Rutherford
Title: Chief Financial Officer